Exhibit 10.1

SALLY BEAUTY HOLDINGS, INC.

ANNUAL INCENTIVE PLAN

2007

SECTION 1

PURPOSE

The purpose of the Sally Beauty Holdings Annual Incentive Plan is to permit Sally Beauty Holdings, Inc. (the “Company”), through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

SECTION 2

DEFINITIONS

“Award” shall mean the amount granted to a Participant by the Committee for a Performance Period.

“Board” shall mean the Board of Directors of the Company, or the successor thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive” shall mean any “covered employee” (as defined in Section 162(m) of the Code) and, in the discretion of the Committee, any other executive officer of the Company or its Subsidiaries.

“Operating Income” shall mean, for each Performance Period, the operating income of the Company as reported in the Company’s audited consolidated financial statements for the Performance Period, with such adjustments for such Performance Period as the Committee may provide for prior to the commencement thereof, or at such later time as may be permitted by applicable provisions of the Code (which adjustments may include effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis).

“Participant” shall mean, for each Performance Period, each Executive who has been selected by the Committee to participate in the Plan.

“Performance Period” shall mean the Company’s fiscal year or any other period designated by the Committee with respect to which an Award may be granted.

“Plan” shall mean this Sally Beauty Holdings Annual Incentive Plan, as amended from time to time.

“Stock Plans” shall mean the Sally Beauty Holdings 2007 Omnibus Incentive Plan and any future equity compensation plans approved by the shareholders of the Company.

SECTION 3

ADMINISTRATION

The Committee shall administer the Plan and shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan.  The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders and Participants, Executives, former Executives and their respective successors and assigns.  No member of the Committee shall be eligible to participate in the Plan.

SECTION 4

DETERMINATION OF AWARDS

(a)   Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code, the Committee shall establish the Executives or class of Executives who will be Participants in the Plan.  For each Performance Period the Award payable to the Chief Executive Officer of the Company is 1% of Operating Income with respect to such Performance Period, and the Award payable to each other Participant is 0.5% of Operating Income with respect to such Performance Period.

(b)  Following the end of each Performance Period, and before any payments are made under the Plan, the Committee shall certify in writing (i) that the Company has positive Operating Income for such Performance Period and (ii) the amount of the maximum Awards provided for in paragraph (a) of this section.

(c)  Following the certification required by paragraph (b) of this section, the Committee may determine to grant to any Participant an Award, which may not exceed the amount determined in accordance with paragraph (a) of this section for such Participant.  The Committee may reduce or eliminate the Award granted to any Participant based on factors determined by the Committee, including but not limited to, performance against financial goals and the Participant’s personal performance.

SECTION 5

PAYMENT OF AWARDS

Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant’s Award for a Performance Period has been determined, payment of the Award in cash, stock, restricted stock, options, other stock-based or stock-denominated units or any combination thereof determined by the Committee.  Equity or equity-based awards shall be granted under the terms and conditions of one or more of the Company’s Stock Plans.  Payment of the award may be deferred in accordance with a written election by the Participant pursuant to procedures established by the Committee.

SECTION 6

AMENDMENTS

The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code, New York Stock Exchange listing rules or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent.  No amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

SECTION 7

TERMINATION

The Committee may terminate this Plan at any time but in no event shall the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without such Participant’s written consent.

SECTION 8

OTHER PROVISIONS

(a)  No Executive or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted.  Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company.  Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

(b)  The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant’s death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(c)  Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(d)  The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

(e)  Nothing contained in the Plan shall be construed to prevent the Company or any of its subsidiaries from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan and nothing in the Plan shall be deemed to limit or restrict the ability of the Company or any of its subsidiaries from establishing any compensation plan or arrangement, or making any payment, or granting any award to any Executive or other person.  No employee, beneficiary or other person shall have any claim against the Company or any of its subsidiaries as a result of any such action.

(f)  All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York without regard to principles of conflict of laws.

(g)  No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

SECTION 9

EFFECTIVE DATE

The Plan shall be effective as of April 26, 2007, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code.